UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

THE STEAK N SHAKE COMPANY
(Name of Registrant as Specified in Its Charter)

THE LION FUND L.P.
BIGLARI CAPITAL CORP.
WESTERN SIZZLIN CORP.
WESTERN ACQUISITIONS L.P.
WESTERN INVESTMENTS INC.
SARDAR BIGLARI
PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

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(4)           Date Filed:

THE COMMITTEE TO ENHANCE STEAK N SHAKE

February 11, 2008

Dear Fellow Shareholder:

The members of The Committee to Enhance Steak n Shake (the “Committee”) are the beneficial owners of an aggregate of 2,423,945 shares of common stock of The Steak n Shake Company (“Steak n Shake” or the “Company”), representing approximately 8.5% of the outstanding common stock of the Company.  We do not believe the current Board of Directors of the Company is acting in your best interests as discussed in further detail in the attached Proxy Statement.  We are therefore seeking your support at the annual meeting of shareholders (the “Annual Meeting”) scheduled to be held on Friday, March 7, 2008, at 1:30 p.m., Indianapolis time, at the Marriott Indianapolis Downtown, 350 West Maryland Street, First Floor, Florida/Illinois Room, Indianapolis, Indiana 46225 for the following:

1.	To elect our slate of nominees to the Board of Directors to serve as directors of the Company in opposition to the Company’s incumbent directors whose terms expire at the Annual Meeting,

2.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 24, 2008, and

3.	To vote against the proposal to approve the Company’s 2008 Equity Incentive Plan.

Through the attached Proxy Statement, we are soliciting proxies to elect not only our two director nominees, but also the candidates who have been nominated by the Company other than Alan B. Gilman and James Williamson, Jr.  This gives shareholders the ability to vote for the total number of directors up for election at the Annual Meeting.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as directors if our nominees are elected.

We are not seeking control of the Board of Directors at the Annual Meeting.  However, we hope that this election contest will result in Alan B. Gilman and James Williamson, Jr. NOT being re-elected to the Board of Directors and send a strong message to the remaining incumbent directors that shareholders are not satisfied with the Company’s operating performance and management.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about February 12, 2008.

If you have already voted for the incumbent management slate you have every right to change your vote by signing, dating and returning a later dated GOLD proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Morrow & Co., LLC, which is assisting us, at their address and toll-free numbers listed below.

Thank you for your support.

Sincerely,

/s/ Sardar Biglari
Sardar Biglari

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of our proxy materials, please call
Morrow & Co., LLC at the phone numbers listed below.

MORROW & CO., LLC

470 West Avenue
Stamford, CT 06902
(203) 658-9400

Banks and Brokerage Firms, Please Call: (203) 658-9400
Shareholders Call Toll Free: (800) 607-0088
E-mail: enhancesteaknshake@morrowco.com

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ANNUAL MEETING OF SHAREHOLDERS
OF
THE STEAK N SHAKE COMPANY
_________________________

PROXY STATEMENT
OF
THE COMMITTEE TO ENHANCE STEAK N SHAKE

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

The members of The Committee to Enhance Steak n Shake (collectively referred to herein as the “Committee” or “we”), who are named as participants in this Proxy Statement, are shareholders of The Steak n Shake Company, an Indiana corporation (“Steak n Shake” or the “Company”).  We are writing to you in connection with the election of our two nominees to the board of directors of the Company (the “Board”) at the annual meeting of shareholders (the “Annual Meeting”) scheduled to be held on Friday, March 7, 2008, at 1:30 p.m., Indianapolis time, at the Marriott Indianapolis Downtown, 350 West Maryland Street, First Floor, Florida/Illinois Room, Indianapolis, Indiana 46225, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof.  This Proxy Statement and the enclosed GOLD proxy card are first being furnished to shareholders on or about February 12, 2008.

This Proxy Statement and the enclosed GOLD proxy card are being furnished by the Committee in connection with the solicitation of proxies from the Company’s shareholders for the following:

1.
To elect the Committee’s director nominees, Sardar Biglari and Philip L. Cooley (the “Nominees”), to serve as directors of the Company, in opposition to the Company’s incumbent directors whose terms expire at the Annual Meeting,

2.	To ratify the selection by the Audit Committee of the Board of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 24, 2008, and

3.	To vote against the proposal to approve the Company’s 2008 Equity Incentive Plan.

This Proxy Statement is soliciting proxies to elect not only our two Nominees, but also the candidates who have been nominated by the Company other than Alan B. Gilman and James Williamson, Jr.  This gives shareholders who wish to vote for our two Nominees the ability to vote for nine nominees in total.

The members of the Committee are The Lion Fund L.P., a Delaware limited partnership (the “Lion Fund”), Western Sizzlin Corp., a Delaware corporation (“Western Sizzlin”), Biglari Capital Corp., a Texas corporation (“Biglari Capital”), Western Acquisitions L.P., a Delaware limited partnership (“Western Acquisitions”), Western Investments Inc., a Delaware corporation (“Western Investments”) and the two Nominees.  The members of the Committee are deemed participants in this proxy solicitation.

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The Company has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as January 21, 2008 (the “Record Date”).  The mailing address of the principal executive offices of the Company is 36 S. Pennsylvania Street, Indianapolis, Indiana 46204.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were 28,492,799 shares of common stock, $.50 par value per share (the “Shares”), outstanding and entitled to vote at the Annual Meeting.  As of the Record Date, the members of the Committee were the beneficial owners of an aggregate of 2,423,945 Shares, which represents approximately 8.5% of the Shares outstanding.  The Committee intends to vote such Shares for the election of the Nominees and the ratification of the selection of Deloitte & Touche, LLP and against the approval of the 2008 Equity Incentive Plan, as described herein.

THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  THE COMMITTEE IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH THE COMMITTEE IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE COMMITTEE URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF ITS NOMINEES DESCRIBED IN THIS PROXY STATEMENT.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE FOR EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.  ALTHOUGH A REVOCATION IS EFFECTIVE IF DELIVERED TO THE COMPANY, THE COMMITTEE REQUESTS THAT EITHER THE ORIGINAL OR PHOTOSTATIC COPIES OF ALL REVOCATIONS BE MAILED TO THE COMMITTEE IN CARE OF MORROW & CO., LLC AT THE ADDRESS SET FORTH ON THE BACK COVER OF THIS PROXY STATEMENT.

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IMPORTANT

Your vote is important, no matter how many Shares you own.  We urge you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of our Nominees.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to the Committee, c/o Morrow & Co., LLC, in the enclosed envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to the Committee.  Remember, you can vote for our two independent Nominees only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

Please call Morrow & Co., LLC if you need assistance in voting your GOLD proxy card.

MORROW & CO., LLC

470 West Avenue
Stamford, CT 06902
(203) 658-9400

Banks and Brokerage Firms, Please Call: (203) 658-9400
Shareholders Call Toll Free: (800) 607-0088
E-mail: enhancesteaknshake@morrowco.com

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BACKGROUND TO SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	We began accumulating Shares of the Company in March 2007.

•
On August 13, 2007, the Nominees met with Alan B. Gilman, Chairman of the Board and Interim Chief Executive Officer and President of the Company, and Jeffrey Blade, Chief Financial Officer of the Company, to discuss the business, operations and future plans of the Company. During this meeting, Mr. Biglari requested representation on the Board.

•
On August 16, 2007, the Lion Fund delivered a letter to the Company nominating the Nominees for election to the Board at the Annual Meeting. The Lion Fund submitted its nomination of the Nominees in accordance with the procedures set forth in the Company’s Restated By-Laws.

•
On August 16, 2007, the Lion Fund, Biglari Capital, Western Sizzlin and our two Nominees entered into a Joint Filing and Solicitation Agreement (the “Joint Filing and Solicitation Agreement”) in which, among other things, (a) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company, (b) the parties agreed to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by the Lion Fund, to the Board at the Annual Meeting, and (c) the Lion Fund and Western Sizzlin agreed to share equally all expenses incurred in connection with the parties’ activities, including approved expenses incurred by any of the parties in connection with this proxy solicitation, subject to certain limitations (the “Shareholder Expenses”).  The Joint Filing and Solicitation Agreement was subsequently amended to include Western Acquisitions and Western Investments as parties thereto and to provide that the Shareholder Expenses will be shared pro rata by the Lion Fund, Western Sizzlin and Western Acquisitions based on their pro rata share of the aggregate number of Shares held by all members of the Committee.

•	On October 1, 2007, Mr. Biglari, on behalf of the Committee, sent a letter to the shareholders of the Company setting forth the Committee’s concerns about the Company and the Board.

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•	On January 23, 2008, Mr. Biglari, on behalf of the Committee, sent a letter to the shareholders of the Company setting forth the Committee’s plan for maximizing shareholder value of the Company.

•
On January 31, 2008, the Company sent a letter to Messrs. Biglari and Cooley extending to each of them an offer to be added to management’s slate of nominees for election at the Annual Meeting, subject to an increase in the size of the Board from nine to eleven members on the date of the Annual Meeting.  In the letter, the Company also informed Messrs. Biglari and Cooley that the Board had recently amended the Company’s Restated By-Laws in several respects.  The amendments to the Restated By-Laws included, among other things, an increase in the number of outstanding Shares required to request a special meeting of shareholders from 25% to 80% (the “By-Law Amendment”), effectively eliminating the right of shareholders to call a special meeting.  We believe the By-Law Amendment was in response to Mr. Biglari’s January 23, 2008 letter to the shareholders and was intended to entrench the Board and eliminate the ability of shareholders to remove directors without cause at a special meeting.

•
On February 4, 2008, Mr. Biglari sent a letter to the Company stating that he and Mr. Cooley would accept the Company’s offer to be included in management’s slate of nominees for election at the Annual Meeting, subject to the repeal of the By-Law Amendment and subject further to the amendment to the Restated By-Laws to require shareholder approval for any future alterations to the provisions governing the calling of special meetings of shareholders.

•
On February 5, 2008, the Company sent a letter to Messrs. Biglari and Cooley rejecting their conditional acceptance of the Company’s offer to be included in management’s slate of nominees for election at the Annual Meeting.  The Company asked that Messrs. Biglari and Cooley reconsider the Company’s offer.

•
On February 6, 2008, counsel to the Committee contacted David C. Milne, General Counsel of the Company, in order to convey the following settlement proposal: (a) Messrs. Biglari and Cooley would be included in management’s slate of nominees for election at the Annual Meeting in the place of Alan B. Gilman and James Williamson, Jr., (b) the Company would agree to fix the number of directors serving on the Board at nine, (c) the Company would agree to repeal the By-Law Amendment, (d) the Committee would agree not to call a special meeting of shareholders until the Annual Meeting, (e) the Committee would agree not to call a special meeting of shareholders after the Annual Meeting unless Messrs. Biglari and Cooley had a material disagreement with the other members of the Board.

•	On February 7, 2008, Mr. Milne advised counsel to the Committee that the Board had rejected the Committee’s settlement proposal.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of nine directors whose terms expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our Nominees in opposition to two of the Company’s director nominees.  Your vote to elect our Nominees will have the legal effect of replacing two incumbent directors of the Company with our Nominees.  If elected, our Nominees will represent a minority of the members of the Board.

REASONS WHY WE ARE CHALLENGING THE INCUMBENT DIRECTORS

As the beneficial owner of an aggregate of 2,423,945 Shares, representing approximately 8.5% of the issued and outstanding Shares, we are one of the largest shareholders of the Company.  As such, we have a major goal:  to maximize the value of the Shares for all shareholders.  We believe the Board has failed to maximize shareholder value as a result of poor management, flawed expansion strategy, and deficient accountability.   Specifically, our concerns include, but are not limited to, the following:

•	Deterioration of operational performance

•	Excessive general and administrative (“G&A”) spending

•	Broken strategic initiatives

•	Faulty capital allocation

•	Weak stock performance as compared to that of the restaurant index

Improving store-level profitability, growth through franchising, reduction of corporate G&A, focus on generation of free cash flow, share repurchases, pay-for-performance compensation policy, a more effective governance board — these and others are departures we have in mind to inject verve into and to augment the value of the Company.  We have made a commitment to own the stock of the Company for the long haul, and our allegiance therefore is to the long-term shareholders of the Company.  Our objective is to obtain representation on the Board at the Annual Meeting and explore all avenues to maximize shareholder value.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  This information has been furnished to us by the Nominees.  The Nominees are citizens of the United States of America.

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Sardar Biglari (Age 30) has served as the Chairman and Chief Executive Officer of Biglari Capital, the general partner of the Lion Fund, a private investment fund, since its inception in 2000.  He has also served as the Chairman of the Board of Western Sizzlin, a steak and buffet restaurant chain operating and franchising in approximately 122 locations, since March 2006 and as its Chief Executive Officer and President since May 2007.  In 1996, Mr. Biglari founded INTX.  Networking, LLC, an internet service provider sold to Internet America, Inc. in 1999.  Mr. Biglari is a member of the CFA Institute and CFA Society of San Antonio and is a director of Consumer Credit Counseling Service of Greater San Antonio and the CFA Society of San Antonio.  He earned a Bachelor of Science degree with a concentration in finance and international business from Trinity University.  The principal business address of Mr. Biglari is c/o Biglari Capital Corp., 9311 San Pedro Avenue, Suite 1440, San Antonio, Texas 78216.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), Mr. Biglari is deemed to be the beneficial owner of the Shares owned in the aggregate by the Committee.  For information regarding purchases and sales during the past two years by the members of the Committee of securities of the Company that may be deemed to be beneficially owned by Mr. Biglari, see Schedule I.

Philip L. Cooley (Age 64) has been an advisory director of Biglari Capital since 2000.  He has served as Vice Chairman of the Board of Western Sizzlin since March 2006.  Dr. Cooley has been the Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, since 1985.  Previously, he taught at the University of South Carolina for 12 years and served on the faculties of the U.S. Armed Forces Institute and the Far-East Division of the University of Maryland.  Dr. Cooley is a director of the Consumer Credit Counseling Service of Greater San Antonio and the Financial Services Research Program at George Washington University.  He serves on the board of trustees of the Financial Management Association and the Eastern Finance Association.  Dr. Cooley holds a Ph.D. from Ohio State University, an MBA from the University of Hawaii and a BME from the General Motors Institute.  The principal business address of Dr. Cooley is c/o Trinity University, One Trinity Place, San Antonio, Texas 78212.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the 1934 Act, Dr. Cooley may be deemed to be the beneficial owner of the Shares owned in the aggregate by the Committee.  For information regarding purchases and sales during the past two years by the members of the Committee of securities of the Company that may be deemed to be beneficially owned by Dr. Cooley, see Schedule I.

The Nominees will not receive any compensation from any other member of the Committee for their services as directors of the Company.  Other than as stated herein, there are no arrangements or understandings between the Nominees and any other member of the Committee or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  No participant in this solicitation is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

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We do not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees, to the extent this is not prohibited under the By-Laws of the Company and applicable law.  In addition, we reserve the right to nominate substitute persons if the Company makes or announces any changes to its By Laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees, to the extent this is not prohibited under the By-Laws and applicable law.  In any such case, Shares represented by  the enclosed GOLD proxy card will be voted for such substitute nominees.  We reserve the right to nominate additional persons, to the extent this is not prohibited under the By-Laws of the Company and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to our position that any attempt to increase the size of the current Board constitutes an unlawful manipulation of the Company’s corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

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PROPOSAL NO. 2

COMPANY PROPOSAL TO RATIFY SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, prior to the Annual Meeting, the Company’s Audit Committee selected Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.  The Company is asking shareholders to ratify the selection of Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for the 2008 fiscal year.

WE DO NOT OBJECT TO THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2008 FISCAL YEAR.

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PROPOSAL NO. 3

COMPANY PROPOSAL TO APPROVE THE
2008 EQUITY INCENTIVE PLAN

As discussed in further detail in the Company’s proxy statement, the Board has unanimously adopted the Company’s 2008 Equity Incentive Plan to replace all of the Company’s prior equity-based incentives.  The Company is submitting the 2008 Equity Incentive Plan to shareholders for their consideration at the Annual Meeting.

YOU ARE URGED TO VOTE AGAINST THE PROPOSAL TO APPROVE THE 2008 EQUITY INCENTIVE PLAN.

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VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each Share is entitled to one vote.  Shareholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, we believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Shares.

       Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees to the current Board, FOR the candidates who have been nominated by the Company other than Alan B. Gilman and James Williamson, Jr., FOR the ratification of the selection of Deloitte & Touche, LLP, AGAINST the approval of the 2008 Equity Incentive Plan and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate nine candidates for election as directors at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect not only our two Nominees, but also the candidates who have been nominated by the Company other than Alan B. Gilman and James Williamson, Jr.  This gives shareholders who wish to vote for our two Nominees and such other persons the ability to do so.  Under applicable proxy rules we are required either to solicit proxies only for our two Nominees, which could result in limiting the ability of shareholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our two Nominees and for fewer than all of the Company’s nominees, which enables a shareholder who desires to vote for our two Nominees to also vote for those of the Company’s nominees for whom we are soliciting proxies.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.

QUORUM

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies.  A quorum consists of a majority of the Shares issued and outstanding on the Record Date.  All Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” (or “WITHHOLD AUTHORITY” in the case of election of directors) on any matter will count for purposes of establishing a quorum and will be treated as Shares entitled to vote at the Annual Meeting (the “Votes Present”).

VOTES REQUIRED FOR APPROVAL

Election of Directors.  A plurality of the total votes cast by the shareholders voting in person or by proxy at the Annual Meeting is required for the election of directors and the nine nominees who receive the most votes will be elected (assuming a quorum is present).  A vote to “WITHHOLD AUTHORITY” for any nominee for director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of directors.  A shareholder may cast such votes for the Nominees either by so marking the ballot at the Annual Meeting or by specific voting instructions sent with a signed proxy to either the Committee in care of Morrow & Co., LLC at the address set forth on the back cover of this Proxy Statement or to the Company at 36 S. Pennsylvania Street, Indianapolis, Indiana 46204 or any other address provided by the Company.

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Ratification of Selection of Deloitte & Touche, LLP.  The proposal to ratify the selection of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm will be approved if it receives more votes cast in its favor than are cast in opposition to it.

Approval of 2008 Equity Incentive Plan.  Approval of the 2008 Equity Incentive Plan requires that the number of votes cast on such proposal represent more than 50% of the votes entitled to be cast, and that a majority of the votes cast vote in favor of such proposal, in accordance with the listing standards of the New York Stock Exchange.

ABSTENTIONS

           Abstentions will count as Votes Present for the purpose of determining whether a quorum is present.  Abstentions will not be counted as votes cast in the election of directors.  Abstentions will not be counted as votes for or against the proposal to ratify the selection of Deloitte & Touche, LLP.  Abstentions regarding the 2008 Equity Incentive Plan will be counted as votes cast and will have the same effect as a vote against this proposal.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to the Committee in care of Morrow & Co., LLC at the address set forth on the back cover of this Proxy Statement or to the Company at 36 S. Pennsylvania Street, Indianapolis, Indiana 46204 or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to the Committee in care of Morrow & Co., LLC at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, Morrow & Co., LLC may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF OUR TWO NOMINEES TO THE BOARD, FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE, LLP AND AGAINST THE APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Committee.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

We have entered into an agreement with Morrow & Co., LLC for solicitation and advisory services in connection with this solicitation, for which Morrow & Co., LLC will receive a fee not to exceed $75,000 together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Morrow & Co., LLC will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  We will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Morrow & Co., LLC will employ approximately 25 persons to solicit the Company’s shareholders for the Annual Meeting.

The expense of soliciting proxies is being shared pro rata by the Lion Fund, Western Sizzlin and Western Acquisitions based on their pro rata share of the aggregate number of Shares held by all members of the Committee.  Costs of this solicitation of proxies are currently estimated to be approximately $300,000.  The Committee estimates that through the date hereof, its expenses in connection with this solicitation are approximately $175,000.  We intend to seek reimbursement from the Company of all expenses we incur in connection with the solicitation of proxies for the election of the Nominees to the Board at the Annual Meeting.  We do not intend to submit the question of such reimbursement to a vote of security holders of the Company.

OTHER PARTICIPANT INFORMATION

Each member of the Committee is a participant in this solicitation.  Sardar Biglari is Chairman and Chief Executive Officer of Biglari Capital.  Philip L. Cooley is an advisory director of Biglari Capital.  Biglari Capital is an investment management firm that serves as the general partner of the Lion Fund.  The principal business of the Lion Fund is purchasing, holding and selling securities for investment purposes.  The principal business address of the Lion Fund and Biglari Capital is 9311 San Pedro Avenue, Suite 1440, San Antonio, Texas 78216.  Mr. Biglari is also Chairman of the Board, Chief Executive Officer and President of  Western Sizzlin, a steak and buffet restaurant chain operating and franchising in approximately 122 locations.  Dr. Cooley is Vice Chairman of the Board of Western Sizzlin.  The Lion Fund owns approximately 35% of the outstanding common stock of Western Sizzlin.  The principal business of Western Acquisitions is purchasing, holding and selling securities for investment purposes.  Western Investments, a wholly-owned subsidiary of Western Sizzlin, serves as the general partner of Western Acquisitions.  Mr. Biglari is Chairman and Chief Executive Officer of Western Investments.  The principal business address of Western Sizzlin, Western Acquisitions and Western Investments is 1338 Plantation Road, Roanoke, Virginia 24012.  As of the date hereof, each of the participants in this solicitation, as members of a “group” for

13

the purposes of Rule 13d-5(b)(1) of the 1934 Act, are deemed to beneficially own 2,423,945 Shares of the Company, representing approximately 8.5% of the outstanding Shares, consisting of the following: (i) 941,200 Shares held directly by the Lion Fund, (ii) 1,467,445 Shares held directly by Western Acquisitions, (iii) 12,300 Shares held directly by Dr. Cooley, and (iv) 3,000 Shares held directly by Dr. Cooley’s spouse.  By virtue of the relationships among the participants discussed above and the formation by them of a Section 13(d) group, all the participants, individually, are deemed to beneficially own the 2,423,945 Shares owned in the aggregate by the Committee.  Each of the participants disclaims beneficial ownership of such Shares except to the extent of his/its pecuniary interest therein.  For information regarding purchases and sales of securities of the Company during the past two years by the members of the Committee, see Schedule I.

The Lion Fund, Western Sizzlin and Western Acquisitions effect purchases of securities primarily through margin accounts with prime brokers, which may extend margin credit to them as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies.  In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts.

On August 16, 2007, the Lion Fund, Biglari Capital, Western Sizzlin and our two Nominees entered into the Joint Filing and Solicitation Agreement in which, among other things, (a) the parties thereto agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company, (b) the parties agreed to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by the Lion Fund, to the Board at the Annual Meeting and (c) the Lion Fund and Western Sizzlin agreed to share equally the Shareholder Expenses incurred in connection with the parties’ activities.  The Joint Filing and Solicitation Agreement was subsequently amended to include Western Acquisitions and Western Investments as parties thereto and to provide that the Shareholder Expenses will be shared pro rata by the Lion Fund, Western Sizzlin and Western Acquisitions based on their pro rata share of the aggregate number of Shares held by all members of the Committee.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similartransactions, since the

14

beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

We are unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which we are not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

Shareholder Nominations and Proposals

The Company’s By-Laws require shareholders to provide advance notice prior to bringing business before an annual meeting or to nominate a candidate for director at the meeting.  To properly bring business or propose a director at the 2009 annual meeting, the shareholder must give written notice to the Company. To be timely, a shareholder’s notice must be received by the Company on or before October 14, 2008, or in the event that the date of the meeting associated with this notice is changed more than 30 days from March 7, 2008, by a date not later than 120 days prior to March 7, 2009 or 10 calendar days following the date on which public announcement of the date of the meeting is first made.  These procedures apply to any matter that a shareholder wishes to raise at the 2009 annual meeting of shareholders, other than those raised pursuant to 17 C.F.R. §240.14a-8 of the Rules and Regulations of the SEC.

The information set forth above regarding the procedures for submitting shareholder nominations and proposals for consideration at the Company’s 2009 annual meeting of shareholders is based on information contained in the Company’s proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by us that such procedures are legal, valid or binding.

Incorporation by Reference

We have omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the Company’s proxy statement relating to the Annual Meeting.  This disclosure includes, among other things, current biographical information on the Company’s current directors, information concerning executive compensation, and other important information.  Although we do not have any knowledge indicating that any statement made by us herein is untrue, we do not take any responsibility for the accuracy or

15

completeness of statements taken from public documents and records that were not prepared by or on our behalf, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.  See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the directors and management of the Company.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

The Committee to Enhance Steak n Shake

February 11, 2008

16

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Transactions in Common Stock

Shares Purchased	Price Per Share ($)	Date of Purchase

THE LION FUND, L.P.
25,000	16.7683	03/22/07
60,000	16.8493	03/23/07
68,000	17.0291	03/26/07
2,900	16.7966	03/27/07
13,300	16.7065	03/28/07
14,500	16.6361	03/29/07
20,600	16.6775	03/30/07
10,100	16.6889	04/02/07
10,200	17.0796	04/04/07
4,000	17.0608	04/05/07
38,300	16.9491	04/09/07
27,400	16.8361	04/10/07
17,144	16.7367	04/11/07
29,594	16.5294	04/12/07
1,000	16.4540	04/13/07
12,100	16.6511	04/17/07
8,919	16.5621	04/18/07
1,400	16.5114	04/19/07
16,200	16.7565	04/23/07
5,500	16.7238	04/24/07
10,943	16.8093	04/26/07
2,900	16.7317	04/27/07
27,800	16.3508	05/01/07
2,000	15.2050	06/22/07
6,000	14.9258	06/25/07
85,000	17.1033	06/26/07
20,000	17.0338	06/27/07
140,000	17.0646	06/28/07
53,300	16.7723	06/29/07
3,000	16.5680	07/02/07
10,000	16.7836	07/03/07
6,000	16.6042	07/05/07
6,000	15.6992	07/26/07
7,500	15.6211	07/27/07
12,500	15.0877	07/30/07
18,000	15.2569	07/31/07
9,300	15.0200	08/01/07
17,000	14.9690	08/03/07
3,000	14.7708	08/06/07
2,000	16.0100	08/07/07

12,800	13.3579	08/13/07
70,000	13.6622	08/14/07
18,000	14.0286	08/15/07
7,000	10.9050	12/31/07
5,000	9.7194	01/04/08

WESTERN SIZZLIN CORP.
1,500		16.4293	03/07/07
3,200		16.5570	03/08/07
845		16.6410	03/09/07
8,700		16.8379	03/12/07
6,000		16.7830	03/13/07
700		16.7929	03/14/07
2,000		16.8065	03/15/07
30,000		14.9658	05/10/07
1,500		16.6007	07/18/07
3,000		16.8190	07/19/07
4,500		15.6992	07/26/07
7,500		15.6111	07/27/07
12,500		15.0777	07/30/07
12,000		15.2569	07/31/07
4,000		15.0200	08/01/07
3,000		14.9690	08/03/07
1,600		14.7708	08/06/07
3,000		13.3579	08/13/07
30,000		13.6622	08/14/07
7,300		14.0286	08/15/07
20,000		15.5058	08/17/07
300		15.5500	08/20/07
9,400		15.7048	08/21/07
37,100		15.5751	08/22/07
19,300		15.1965	08/23/07
40,000		15.3764	08/24/07
23,000		15.5686	08/27/07
8,000		15.8100	08/29/07
(299,945	)†	15.5800	09/07/07

BIGLARI CAPITAL CORP.
500	*	16.7099	04/11/07

PHILIP L. COOLEY
500	*	--	04/26/07
3,800		14.9900	06/15/07
2,000	**	13.9900	08/15/07
_______________
† Refers to an internal contribution of Shares on September 7, 2007 from Western Sizzlin Corp. to Western Acquisitions L.P. at a per Share price of $15.58.
*  Shares gifted from Biglari Capital Corp. to Philip L. Cooley.  Biglari Capital Corp. no longer owns directly any securities of the Issuer.
** Shares acquired by Dr. Cooley’s spouse that may be deemed to be beneficially owned by Dr. Cooley.

3,000		10.1250	01/10/08
3,000		8.0000	01/14/08
1,000	**	7.8220	01/14/08
2,000		7.5440	01/16/08

WESTERN ACQUISITIONS L.P.
33,900		14.9935	09/17/07
10,000		16.0181	09/21/07
15,000		15.8118	09/24/07
26,900		15.2744	09/25/07
21,700		15.1886	09/26/07
12,300		15.2250	09/27/07
38,800		15.0492	09/28/07
41,800		15.8016	09/05/07
25,800		15.6225	09/06/07
29,200		15.5087	09/07/07
299,945	†	15.5800	09/07/07
33,900		14.9935	09/17/07
10,000		16.0181	09/21/07
15,000		15.8118	09/24/07
26,900		15.2744	09/25/07
21,700		15.1886	09/26/07
12,300		15.2250	09/27/07
38,800		15.0492	09/28/07
29,000		14.3012	10/19/07
6,000		14.0008	10/22/07
24,500		13.0634	11/08/07
5,100		12.8735	11/15/07
102,500		11.5042	11/16/07
90,800		10.4862	11/19/07
52,100		10.4588	11/20/07
31,000		10.9271	11/21/07
33,900		10.9135	11/23/07
11,000		10.9037	11/26/07
95,000		10.9677	11/27/07
31,500		11.3755	11/28/07
21,000		11.5438	11/29/07
63,600		11.7088	12/03/07
26,600		11.6667	12/04/07
35,800		11.6959	12/05/07
13,000		11.8797	12/06/07
17,000		11.0464	12/14/07
16,100		10.7205	12/17/07
44,000		10.5629	12/18/07
13,600		10.4701	12/19/07
22,000		10.4970	12/20/07
_______________
** Shares acquired by Dr. Cooley’s spouse that may be deemed to be beneficially owned by Dr. Cooley.
† Refers to an internal contribution of Shares on September 7, 2007 from Western Sizzlin Corp. to Western Acquisitions L.P. at a per Share price of $15.58.

12,000	11.0357	12/28/07
28,000	10.8850	12/31/07
4,000	9.8487	01/07/08
33,000	7.9854	01/14/08
10,000	7.5178	01/17/08
40,000	7.5571	01/18/08

Transactions in American-Style Call Options / Strike Price: $15 / Expiration: 12.22.07

Units Purchased	Price Per Unit ($)	Date of Purchase

THE LION FUND, L.P.
200	2.5200	07/25/07

WESTERN SIZZLIN CORP.
40	2.7700	07/06/07
1,900	2.7349	07/10/07
500	2.9130	07/11/07
110	3.0241	07/12/07
100	3.1150	07/13/07
500	3.0950	07/16/07
100	3.1050	07/17/07
10	2.9300	07/18/07
461	3.0933	07/19/07
1,000	2.6580	07/24/07
500	2.5150	07/25/07
50	1.7650	07/31/07

Transactions in American-Style Call Options / Strike Price: $12.50 / Expiration: 12.22.07

WESTERN SIZZLIN CORP.
50	4.9150	07/11/07
10	5.2300	07/12/07
10	5.2300	07/19/07
10	5.2300	07/20/07
200	4.7650	07/24/07
60	3.8150	07/31/07

SCHEDULE II

The following table is reprinted from the Company’s Schedule 14A  filed with the
Securities and Exchange Commission on February 8, 2008

OWNERSHIP OF COMMON STOCK

The following table shows, as of the most recent practicable date, the number and percentage of outstanding Shares beneficially owned by each person or entity known to be the beneficial owner of more than 5% of the Shares:

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
MSD Capital, L.P. MSD SBI, L.P. 645 Fifth Avenue, 21st Floor New York, NY 10022-5910	2,782,300 (1)	9.8%
Neuberger Berman, Inc. 605 Third Avenue New York, NY 10158	1,641,079 (2)	5.8%
Keeley Asset Management Corp. 401 South LaSalle St. Suite 1201 Chicago, IL 60605	2,095,043 (3)	6.9%
The Lion Fund, L.P. 9311 San Pedro Ave. Suite 1440 San Antonio, TX 78216	2,423,945 (4)	8.5%
HBK Master Fund, L.P. HBK Investments L.P. 300 Crescent Ct. Suite 700 Dallas, TX 75201	2,703,726 (5)	9.5%
Barclay’s Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	1,448,689 (6)	5.1%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	2,014,935 (7)	7.1%

(1)
This information was supplied on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007. MSD Capital, L.P. and MSD SBI, L.P. share voting and investment power over the reported shares.

(2)
This information was supplied on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007. Neuberger Berman, Inc., Neuberger Berman Management, Inc. and Neuberger Berman, LLC share voting power over the shares.

(3)	This information was supplied on a Schedule 13G/A filed with the Securities and Exchange Commission on February 1, 2007.

(4)
This information was supplied on a Schedule 13D/A  filed with the Securities and Exchange Commission on February 4, 2008. The Lion Fund, L.P., Biglari Capital Corp., Western Acquisitions, L.P., Western Investments, Inc., Sardar Biglari, Western Sizzlin Corp., and Philip Cooley share voting power over the Shares.

(5)
This information was supplied on a Schedule 13D/A filed with the Securities and Exchange Commission on July 3, 2007.  HBK Master Fund L.P., HBK Fund L.P., HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, LSF5 Indy Investments, LLC, LSF5 Indy Holdings, LLC, LSF5 REOC VII, L.P., LSF5 GenPar VII, LLC, Lone Star Fund V (U.S.), Lone Star Partners V, L.P., Lone Star Management Co. V, Ltd., John P. Grayken, and Robert J. Stetson, share voting power over the Shares.

(6)
This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008. Barclays Global Investors, NA, Barclays Global Fund Advisors, and Barclays Global Investors, LTD, share voting power over the Shares.

(7)	This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008.

The following table shows the total number of Shares beneficially owned as of the Record Date, and the percentage of outstanding shares so owned as of that date, for (i) each director and nominee for director, (ii) each executive officer named in the Company’s Summary Compensation Table found in the Company’s Schedule 14A filed with the Securities and Exchange Commission on February 8, 2008, and (iii) all directors and executive officers, as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Geoffrey Ballotti	1,000		*
Jeffrey Blade	80,625	(2)	*
Peter M. Dunn	79,251	(3)	*
Duane E. Geiger	51,547	(4)	*
Alan B. Gilman	528,010	(5)	1.9%
Wayne L. Kelley	53,185	(6)	*
Ruth J. Person	17,750	(7)	*
Gary T. Reinwald	132,777	(8)	*
J. Fred Risk	95,431	(9)	*
John W. Ryan	25,991	(10)	*
Steven Schiller	38,725	(11)	*
Steven M. Schmidt	7,750	(12)	*
Gary Walker	28,392	(13)	*
Edward Wilhelm	5,500	(14)	*
James Williamson, Jr.	232,292	(15)	*
All directors and executive officers as a group (18 persons)	1,452,560	(16)	5.0%

*Less than 1%.

(1)	Includes Shares that may be acquired pursuant to stock options exercisable within 60 days.

(2)	Includes 37,325 Shares that may be acquired pursuant to stock options exercisable within 60 days.

(3)	This is the last reported level of share ownership by Mr. Dunn.

(4)	Includes 22,389 Shares that may be acquired pursuant to stock options exercisable within 60 days.

(5)	Includes 144,164 Shares that may be acquired pursuant to stock options exercisable within 60 days.

(6)	Includes 9,000 Shares that may be acquired pursuant to stock options exercisable within 60 days.

(7)	Includes 12,750 Shares that may be acquired pursuant to stock options exercisable within 60 days.

(8)	Includes 67,719 Shares that may be acquired pursuant to stock options exercisable within 60 days.

(9)
Includes 12,750 Shares that may be acquired pursuant to stock options exercisable within 60 days. Also includes 723 shares owned of record and beneficially by Mr. Risk’s wife, with respect to which he disclaims beneficial ownership.

(10)	Includes 12,750 Shares that may be acquired pursuant to stock options exercisable within 60 days.

(11)	Includes 15,425 Shares that may be acquired pursuant to stock options exercisable within 60 days.

(12)	Includes 6,750 Shares that may be acquired pursuant to stock options exercisable within 60 days.

(13)	Includes 300 Shares owned by Mr. Walker's minor children.

(14)	Includes 2,500 Shares that may be acquired pursuant to stock options exercisable within 60 days.

(15)
Includes 12,750 Shares that may be acquired pursuant to stock options exercisable within 60 days. Also includes 19,011 Shares owned of record and beneficially by Mr. Williamson’s wife, with respect to which he disclaims beneficial ownership.

(16)	Includes 328,073 Shares that may be acquired pursuant to stock options exercisable within 60 days held by all directors and executive officers as a group.

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give the Committee your proxy FOR the election of its Nominees by taking three steps:

•	SIGNING the enclosed GOLD proxy card,

•	DATING the enclosed GOLD proxy card, and

•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Morrow & Co., LLC at the address set forth below.

MORROW & CO., LLC

470 West Avenue
Stamford, CT 06902
(203) 658-9400

Banks and Brokerage Firms, Please Call: (203) 658-9400
Shareholders Call Toll Free: (800) 607-0088
E-mail: enhancesteaknshake@morrowco.com

GOLD PROXY

The Steak n Shake Company

2008 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE COMMITTEE TO ENHANCE STEAK N SHAKE

THE BOARD OF DIRECTORS OF THE STEAK N SHAKE COMPANY
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Sardar Biglari and Philip L. Cooley, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of The Steak n Shake Company (the “Company”) which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Shareholders of the Company scheduled to be held on Friday, March 7, 2008, at 1:30 p.m., Indianapolis time, at the Marriott Indianapolis Downtown, 350 West Maryland Street, First Floor, Florida/Illinois Room, Indianapolis, Indiana 46225, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to The Committee to Enhance Steak n Shake (the “Committee”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND "AGAINST" PROPOSAL 3.

This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

THE COMMITTEE RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN
PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2 AND “AGAINST” PROPOSAL NO. 3

1.	THE COMMITTEE’S PROPOSAL TO ELECT DIRECTORS:

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT

Nominees: Sardar Biglari Philip L. Cooley	[ ]	[ ]	[ ]

The Committee intends to use this proxy to vote (i) “FOR” Messrs. Biglari and Cooley and (ii) “FOR” the candidates who have been nominated by the Company to serve as directors other than Alan B. Gilman and James Williamson, Jr. for whom the Committee is NOT seeking authority to vote for and WILL NOT exercise any such authority.  The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement.

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if the Committee’s nominees are elected.

NOTE: If you do not wish for your shares to be voted “FOR” a particular Committee nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name of the nominee you do not support on the line below.  Your shares will be voted for the remaining Committee nominee.  You may also withhold authority to vote for one or more additional candidates who have been nominated by the Company by writing the name of the nominee(s) below.

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2.	THE COMPANY’S PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM:

FOR	AGAINST	ABSTAIN

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3.	THE COMPANY'S PROPOSAL TO APPROVE THE 2008 EQUITY INCENTIVE PLAN:

FOR	AGAINST	ABSTAIN

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DATED:  ____________________________

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(Signature)

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(Signature, if held jointly)

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(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.